Exhibit 10.1

REDEMPTION DEPOSIT AGREEMENT

THIS REDEMPTION DEPOSIT AGREEMENT (this “Agreement”), dated April 20, 2004, by and among ELDORADO RESORTS LLC (the “Company”), ELDORADO CAPITAL CORP. (“Capital”; the Company and Capital are collectively the “Issuers”), and U.S. Bank National Association, in its capacity as trustee (the “Trustee”) under the Indenture (hereinafter described);

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of July 31, 1996, as amended, modified or supplemented and in effect as of the date hereof (the “Indenture”), by and among the Company, Capital and the Trustee, the Issuers have heretofore issued the securities listed in Schedule I hereto (the “Securities”), it being understood that all terms not otherwise defined in this Agreement which are defined in the Indenture are used herein with the same meaning; and

WHEREAS, in connection with the issuance of a new series of 9% Senior Notes due 2014 (the “Senior Notes”), the Issuers desire to redeem the Securities; and

WHEREAS, as a condition, among other conditions, to the issue and sale of the Senior Notes, the Issuers and the Trustee shall have entered into this Agreement providing for the deposit and application, together with other funds, of the proceeds of the Senior Notes; and

WHEREAS, the Issuers have placed with the Trustee, in trust pending receipt of the deposit of moneys and delivery as described herein, the applicable notice of redemption regarding the Securities as required by Section 3.03 of the Indenture (the “Notice of Redemption”), a copy of which is attached hereto as Exhibit A, which Notice of Redemption specifies the effective date of the redemption of the Securities (which shall be a date not more than 31 days after the date hereof, the “Redemption Date”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.  Deposit of Moneys.  The Issuers have deposited, or have caused to be deposited, with the Trustee moneys (including the proceeds of the Senior Notes) in the amount of $67,172,329.50 (the “Redemption Amount”) in the manner and for the purposes herein provided.

Section 2.  Creation of Trust Account.  There is hereby created and established with the Trustee a special and irrevocable trust account to be designated the “Redemption Trust Account” (the “Redemption Account”).  All moneys deposited pursuant to this Agreement shall be deposited, and all investments and proceeds thereof representing principal shall be held, in the Redemption Account and applied as provided in this Agreement.

Section 3.  Acknowledgments by Trustee; Delivery of Notice.  The Trustee acknowledges that (a) it has received the Redemption Amount from or on behalf of the Issuers and has credited the same to the Redemption Account and (b) it holds no other funds for the purpose of paying debt service on the Securities.  The Trustee agrees to hold in trust for the Issuers the Notice of Redemption pending the deposit of moneys in the Redemption Account as described herein and to deliver such Notice of Redemption upon the receipt of such deposit.  Following the receipt of such deposit, the Trustee shall transmit to the holders of the Securities the information set forth in the Notice of Redemption as provided in the Indenture.

Section 4.  Irrevocable Deposit.  The deposit by the Issuers of moneys in the Redemption Account under this Agreement constitutes an irrevocable deposit thereof in trust solely for the purpose of making the payments described in Section 5 hereof.

Section 5.  Application of Trust Funds.  (a) The Trustee agrees to apply the moneys deposited in the Redemption Account, and investment proceeds thereof representing principal, in accordance with the provisions hereof, to the payment of principal of and premium, if any, and interest on the Securities on the Redemption Date.  Any sums held hereunder as to which investments are not herein otherwise specified or directed shall be held uninvested as part of the Redemption Account.

(b)                                 It is expressly understood and agreed that the Redemption Account shall be held solely for the benefit of the Holders of the Securities until all sums owing to the Holders of Securities under the Indenture have been paid in full.

(c)                                  The principal of and interest on the Securities are payable in the amounts and at the times shown on Schedule I.

(d)                                 The Redemption Amount deposited into the Redemption Account is sufficient, without any investment thereof, to pay when due the principal of, plus premium, if any, and accrued interest on the Securities and to effect the redemption described in the Notice of Redemption.

Section 6.  Rights and Limitations of Liability.  (a) The liability of the Trustee for the payment of the principal of, plus premium, if any, and interest on the Securities pursuant to this Agreement shall be limited solely to the application of the moneys deposited pursuant hereto, and investment proceeds thereof representing principal, for such purposes in the Redemption Account.  No provision of this Agreement shall require the Trustee to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties hereunder, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or adequate indemnity against such risk is not reasonably assured to it.

(b)                                 The parties acknowledge and agree that the Trustee is entering into this Agreement in its capacity as trustee under the Indenture.  As such, the Trustee shall be entitled, in performing any of its duties under this Agreement, to all rights, privileges, protections, immunities and limitations of liability provided the Trustee under the Indenture, which rights privileges, protections, immunities and limitations are specifically incorporated herein by this reference thereto, and nothing herein shall constitute a waiver of any rights or protections available to the Trustee under the Indenture.  Without in any way limiting the generality of the preceding sentence, the Trustee will be entitled to the rights set forth in Article 7 of the Indenture in performing any of its duties under this Agreement.

(c)                                  The recitals herein shall not be considered as made by, or imposing any obligations or liability upon, the Trustee.  The Trustee makes no representations as to the value, condition or sufficiency of the Redemption Account, or any part thereof, or as to the title of the Issuers thereto, or as to the security afforded thereby or hereby, and the Trustee shall not incur any liability or responsibility in respect to any of such matters.

Section 7.  Books and Records.  The Trustee shall maintain full and complete records of all assets and funds held by the Trustee from time to time under this Agreement, and of all receipts and disbursements hereunder, and shall furnish reports thereof to the Issuers upon their written request (but not more often than monthly).  The books and records of the Trustee pertaining to this Agreement and the assets and funds held in the Redemption Account hereunder shall be made available for examination by the Issuers and their respective agents, attorneys and accountants from time to time during normal business hours subject to such reasonable regulations or restrictions as the Trustee may from time to time impose.

Section 8.  Trustee’s Authority to Make Investments.  Except as provided in Sections 5 and 10 hereof, the Trustee shall have no power or duty to invest any funds held under this Agreement or to sell, transfer or otherwise dispose of the moneys held hereunder.

Section 9.  Insufficient Funds.  If at any time the moneys (including investment proceeds thereof representing principal) in the Redemption Account will not be sufficient to make all payments required by this Agreement, the Trustee shall notify the Issuers in writing, promptly upon obtaining actual knowledge of such deficiency, the amount thereof and the reason therefore.  The Trustee shall have no other responsibility regarding any such deficiency.

Section 10.  Temporary Investment.  Moneys held by the Trustee which are not currently needed to make the payments required by Section 5 of this Agreement shall be invested as directed in writing by the Issuers (provided that the maturity date of any such investments shall not be later than the Redemption Date), and interest earned which is in excess of amounts needed to effect the redemption described herein shall be paid over to the Issuers.

Section 11.  Termination.  On the next business day following the Redemption Date, all moneys remaining in the Redemption Account, if any, after payment of all amounts payable therefrom as described in Section 5 of this Agreement (or retention by the Trustee of amounts sufficient to make such payments not theretofore made), and after payment of any amounts owing to the Trustee under the Indenture, shall be paid over to the Issuers pursuant to Section 4.01 of the Indenture.  Upon the payment of all amounts payable hereunder, this Agreement and the rights hereby granted shall thereupon cease and terminate; provided, however, that (a) the provisions of Section 6 (Rights and Limitations of Liability), Section 12 (Fees and Expenses) and Section 16 (Indemnity) shall survive the termination of this Agreement and (b) that any amounts retained by the Trustee pursuant to the first parenthetical of this Section 11 will be subject to Section 8.06 of the Indenture.

Section 12.  Fees and Expenses.  Without in any way limiting the generality of Section 6(b) of this Agreement, the Trustee will be entitled to the rights of compensation and reimbursement of expenses, disbursements and advances set forth in Article 7 of the Indenture in performing any of its duties under this Agreement.

Section 13.  Amendments.  This Agreement is made for the benefit of the Issuers and the holders from time to time of the Securities, and it shall not be amended or repealed without the written consent of all such Holders and the Trustee.  It is agreed and understood that any such amendments to or repealing of this Agreement shall not affect the Redemption Account or the irrevocable nature of the deposit of moneys therein.  Any such amendment must be set forth in a written agreement supplemental to this Agreement, and the Trustee may conclusively rely upon an opinion of counsel in form and substance satisfactory to the Trustee in determining whether to enter into any such agreement supplemental to this Agreement.  Notwithstanding the foregoing, the Issuers may amend or modify this Agreement without notice to or consent of any Holder for any purpose set forth in Section 9.01 of the Indenture.

Section 14.  Resignation or Removal of Trustee.  The resignation or removal of the Trustee from its capacity under this Agreement shall be governed by Section 7.08 of the Indenture, which is specifically incorporated herein by this reference thereto.

Section 15.  Severability; Headings.  If any one or more of the covenants or agreements provided in this Agreement on the part of any of the parties hereto to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions hereof.  All paragraph headings included herein are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

Section 16.  Indemnity.  Without in any way limiting the generality of Section 6(b) of this Agreement, the Trustee will be entitled to the rights of indemnification set forth in Section 7.07 of the Indenture in performing any of its duties under this Agreement.

Section 17.  Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed, enforced and administered in accordance with the laws of said State, without regard to conflicts of laws principles thereof.

Section 18.  Counterparts.  This Agreement may be executed in several counterparts, all of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

Section 19.  Benefit.  This Agreement shall be bind upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 20.  Notice.  Any notices hereunder shall be in writing and shall be sent to the following addresses:

To Trustee:	U.S. Bank National Association, as Trustee
225 Asylum Street, 23rd Floor
Goodwin Square
Hartford, Connecticut 06103
Attn: Corporate Trust Department
Fax: 860-241-6897

To the Issuers:	Eldorado Resorts LLC
345 North Virginia Street
Reno, Nevada 89501
Attention: Chief Financial Officer
Fax: 775-348-7513

Notices to the Trustee shall be deemed to be given when actually received by the Trustee’s Corporate Trust Department.  Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Trustee is open for business.

Section 21.  Entire Agreement.  This Agreement and the Indenture constitute the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have each caused this Redemption Deposit Agreement to be executed by a duly authorized officer as of the date first above written.

ELDORADO RESORTS LLC

By:	/s/ Donald L. Carano
Name: Donald L. Carano
Title: Chief Executive Officer,
President and Presiding Manager

By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Corporate Representative of
Recreational Enterprises, Inc., Manager

ELDORADO CAPITAL CORP.

By:	/s/ Donald L. Carano
Name: Donald L. Carano
Title: President

By:	/s/ Gregg R. Carano
Name: Gregg R. Carano
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

ATTACHMENTS:

Schedule I  –  Securities Redeemed

Exhibit A  -  Notice of Redemption

SCHEDULE I

SECURITIES REDEEMED

I.                                         Securities Redeemed

Series/Tranche	CUSIP	Interest Rate(%)	Interest Payment Dates	Stated Maturity Date	Principal Amount ($)
10 1/2% Senior Subordinated Notes due 2006	284710 AC 4	10.5	15 Feb, 15 Aug	15 Aug 2006	$64,249,000
				Total	$64,249,000

II.                                     Principal, Premium and Interest Payments on Redeemed Securities

All Securities are to be redeemed on May 21, 2004, before any interest payment date on any series thereof.

Series/Tranche	CUSIP	Principal/ Premium/ Interest	Amount($)
10 1/2% Senior Subordinated Notes due 2006	284710 AC 4	Principal Premium Interest	$64,249,000.00 1,124,357.50 1,798,972.00

		Total	$67,172,329.50

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EXHIBIT A

NOTICE OF FULL OPTIONAL REDEMPTION Eldorado Resorts LLC Eldorado Capital Corp.

Senior Sub Notes Due 08-15-06

NOTICE IS HEREBY GIVEN pursuant to the terms of the Indenture dated as of July 31, 1996, between Eldorado Resorts LLC Eldorado Capital Corp., as Issuer, and U.S. Bank N.A., as Trustee or Agent,  that the bonds listed below have been selected for Full Redemption on May 21, 2004 (the Redemption Date) at a price of 101.75% of the principal amount (the Redemption Price) together with interest accrued to the Redemption Date.

*CUSIP	Maturity	Rate	Amount	Price
284710AC4	08/15/2006	10.50%	$64,249,000	101.75%

Payment of the Redemption Price on the Bonds called for redemption will be paid only upon presentation and surrender thereof in the following manner:

If by Mail:(REGISTERED BONDS)	If by Mail:(BEARER BONDS)	If by Hand or Overnight Mail:
U.S. Bank	U.S. Bank	U.S. Bank
Corporate Trust Services	Corporate Trust Services	Corporate Trust Services
P.O. Box 64111	P.O. Box 64452	60 Livingston Avenue
St. Paul, MN 55164-0111	St. Paul, MN 55164-0452	1st Fl - Bond Drop Window
St. Paul, MN 55107

1-800-934-6802

Bondholders presenting their bonds in person for same day payment must surrender their bond(s) by 1:00 P.M. on the Redemption Date and a check will be available for pick up after 2:00 P.M..  Checks not picked up by 4:30 P.M. will be mailed out to the bondholder via first class mail.  If payment of the Redemption Price is to be made to the registered owner of the Bond, you are not required to endorse the Bond to collect the Redemption Price.

Interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date.

REQUIREMENT INFORMATION

For a list of redemption requirements please visit our website at www.usbank.com/corporatetrust and click on the “Bondholder Information” link.

IMPORTANT NOTICE

Under the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), 28% will be withheld if tax identification number is not properly certified.

*The Trustee shall not be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness indicated in the Redemption Notice.  It is included solely for the convenience of the Holders.

By: U.S. Bank National Association
as Trustee or Agent

Dated: April 20, 2004

Code:820439@4/19/2004 2:20:17 PM ns

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